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                                                                   EXHIBIT 10.22

                               FIRST AMENDMENT TO
                   COMMERCIAL LAND PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS
                          UNIT 19, Lot 4 - TORREY HILLS


      This FIRST AMENDMENT TO COMMERCIAL LAND PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS UNIT 19, Lot 4 - TORREY HILLS (this "AMENDMENT") is made as of October 11, 2001 by and between AME TORREY VIEW, LLC, a California limited liability company, as successor-in-interest to TORREY VIEW PHASE II, L.P., a California limited partnership, pursuant to that certain Assignment Agreement dated September 12, 2001, as buyer ("BUYER"), and WESTBROOK TORREY HILLS, L.P., a Delaware limited partnership, as seller ("SELLER").

                                    RECITALS

      A. Agreement. Buyer and Seller are the parties to that certain Commercial Land Purchase and Sale Agreement and Joint Escrow Instructions by and between Torrey View Phase II, L.P., a California limited partnership and Seller (the "AGREEMENT") dated for reference purposes as of July 10, 2001 and effective as of July 20, 2001 for the sale of a certain parcel of land located in San Diego, California, and more commonly known as Torrey Hills, VTM 95-0554, Unit 19, Lot 4, as more particularly described therein. On September 12, 2001, Torrey View Phase II, L.P., assigned all rights under the Agreement to Buyer.

      B. Amendment. Buyer and Seller wish to amend the Agreement to modify certain provisions regarding relocation of SDG&E poles thereunder, to the extent more particularly described below.

      C. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

                                    AGREEMENT

      NOW, THEREFORE, for valuable consideration, the receipt and sufficient of the parties hereby acknowledge, the parties agree as follows:

      1. Section 1(r) is deleted in its entirety and replaced with the following:

            (r) SDG&E Transmission Line Relocation: In accordance with conditions #52 and #81 of the City Council Conditions for Vesting Tentative Map No. 95-05542 Seller is obligated, as a part of the construction of Vista Sorrento Parkway, to cause SDG&E to i) perform a final relocation of the SDG&E transmission line to a location approximately parallel to and at the approximate same elevation as the final alignment of Vista Sorrento Parkway and ii) release the SDG&E easement currently recorded on the Property. Buyer acknowledges that an existing SDG&E power line runs through the Property, and that Seller is responsible for posting the necessary funds and documents with SDG&E for its



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      relocation and easement release. Since Seller cannot control the actual date SDG&E commences and completes said relocation and easement release, Buyer and Seller mutually agree that the SDG&E relocation and easement release shall not be a condition of Closing. However, if the SDG&E relocation and release has not occurred as of the Closing (unless the delay is solely due to Buyer's fault), then Escrow Holder is hereby instructed to hold $200,000.00 of Seller's Closing disbursements in escrow ("SDG&E ESCROW"), to be released as follows: if the relocation and release has not occurred by the later of: (a) May 1, 2002 or (b) the date on which Buyer receives the second plan check comments from the City, Escrow Holder shall, no later than three (3) days after such later event, deliver $50,000.00 out of the SDG&E Escrow to Buyer. Thereafter, if on the later of the first day of each successive month of June, July and August, 2002 (or the three (3) successive months after Buyer's receipt of second plan check comments from the City), the relocation and release have not occurred, Escrow Holder by the third day of each successive month shall deliver $50,000.00 out of the SDG&E Escrow to Buyer. If, after Escrow Holder has delivered the last $50,000.00 out of the SDG&E Escrow and the relocation and release have not occurred, then at Buyer's sole discretion, Buyer and Seller shall execute documentation expressly assigning Seller's right, title and interest to cause the relocation and release, as it relates to the Property, to Buyer. The assignment document shall release and hold harmless Seller from Seller's obligation to cause the relocation and release as it relates to the Property, it being understood by Buyer that the $200,000.00 in the SDG&E Escrow, having been incrementally delivered to Buyer hereunder, constitutes Buyer's full liquidated damages for Seller's obligation to cause the SDG&E relocation as it relates to the Property and release, except in the event of fraud, misrepresentation, negligence or willful misconduct by Seller. For a period of one (1) year following execution of this First Amendment, Seller shall use good faith efforts to obtain written agreements with City and SDG&E including commercially reasonable covenants obligating SDG&E to timely perform and appropriate representations, warranties and remedies, and Buyer and Seller agree to execute reasonable documentation with City and SDG&E, if necessary, to fully evidence the assignment of such agreements to Buyer as described above.

            2. Full Force and Effect. Except as otherwise provided in this Amendment, the Agreement shall remain in full force and effect.

            3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            4. Exhibits. All Exhibits attached hereto shall be deemed incorporated in this Amendment by this reference.



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      IN WITNESS WHEREOF, this Amendment is executed in multiple originals by
Buyer and Seller as of the date first above written.

      SELLER                            WESTBROOK TORREY HILLS, L.P.,
                                        a Delaware limited partnership

                                        By: Westerra Management, L.L.C.,
                                            a Delaware limited liability company
                                            Its Authorized Representative

                                            By: /s/ E. WILLIAM MEYER
                                               ----------------------------
                                            Name:  E. William Meyer
                                            Title: Vice President and General
                                                   Manager



      BUYER                             AME TORREY VIEW, LLC,
                                        a California limited liability company

                                        By:  Applied Molecular Evolution, Inc.,
                                             a Delaware corporation
                                        Its: Manager

                                             By: /s/ LAWRENCE E. BLOCH
                                                ---------------------------
                                             Name:  Lawrence E. Bloch, M.D.
                                             Title: Chief Financial Officer and
                                                    Vice President of Business
                                                    Development



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